Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 26, 2012, relating to the consolidated financial statements of American DG Energy Inc. which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and to the reference to us under the heading “Experts” in the prospectus which is part of this Registration Statement.

/s/ MCGLADREY & PULLEN, LLP
McGladrey & Pullen, LLP

Boston, Massachusetts

Date: April 25, 2012